UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

 LSI INDUSTRIES INC.

(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On February 21, 2017, LSI Industries Inc., an Ohio corporation (“LSI” or the “Company”), Atlas Lighting Products, Inc., a North Carolina corporation (“Atlas”), James Hewes Bennett and Rector Samuel Hunt III (Mr. Bennett and Mr. Hunt are collectively referred to as “Sellers”), entered into a Stock Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement LSI acquired all of the outstanding shares of capital stock of Atlas from Sellers and Atlas became a direct wholly owned subsidiary of LSI. The Purchase Agreement provides for an aggregate purchase price of approximately $97.5 million, including $96,893,000 in cash and warrants valued at approximately $0.6 million as described below. The purchase price nets certain Seller expenses. In connection with the Purchase Agreement the Company secured a buyer-side representation and warranty insurance policy and a portion of the purchase price was placed in an escrow account for the purpose of securing the indemnification obligations of Sellers under the Purchase Agreement. Also on February 21, 2017, Atlas entered into a Lease Agreement with Atlas Mebane Street Properties, LLC a North Carolina limited liability company owned by Sellers which holds the property located at 1406 South Mebane Street, Burlington, North Carolina.

The Purchase Agreement contains representations and warranties, covenants, conditions and indemnification provisions. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Atlas. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to contractual standards of “materiality” and “material adverse effect” applicable to the contracting parties that differ from those applicable to investors or under applicable securities laws. Investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the press release issued by the Company on February 21, 2017 related to the Purchase Agreement is filed herewith and incorporated herein by reference.

Warrant Agreements

In connection with the transactions contemplated by the Purchase Agreement, the Company issued to Sellers warrants to purchase an aggregate of 200,000 shares of the Company’s Common Stock at an exercise price of $9.95 per share expiring February 2022. The form of Warrant Agreement entered into by Sellers and the Company is attached hereto and incorporated herein by reference as Exhibit 4.1

Amended Loan Documents

On February 21, 2017, LSI entered into a Third Amendment to Loan Documents with PNC Bank, National Association (the “Bank”). The Third Amendment to Loan Documents amends LSI’s Amended and Restated Loan Agreement with the Bank to provide that the loans under the facility provided by the Bank shall include a revolving credit loan (“Revolving Credit Loan”) in the principal amount of up to $100 million. Under the Third Amendment to Loan Documents LSI also may request that the Bank issue trade or standby letters of credit in the aggregate amount of $10 million under the Revolving Credit Loan. LSI borrowed approximately $66 million under the Revolving Credit Loan to finance the acquisition of Atlas. The Revolving Credit Loan is secured by certain of the assets of LSI.

The foregoing description of the Third Amendment to Loan Documents does not purport to be complete and is subject to and qualified in its entirety by reference to the Third Amendment to Loan Documents, a copy of which is attached hereto as Exhibit 4.2 and the terms of which are incorporated herein by reference.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On February 21, 2017, LSI consummated the transactions contemplated by the Purchase Agreement and acquired all of the outstanding shares of capital stock of Atlas from Sellers. The information in Item 1.01 under “Stock Purchase Agreement” is incorporated by reference in this Item 2.01.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 21, 2017, LSI entered into the Third Amendment to Loan Documents with PNC Bank, National Association. The information in Item 1.01 under “Amended Loan Documents” is incorporated by reference in this Item 2.03.

Item 7.01 – Regulation FD Disclosure.

On February 21, 2017 the Company issued a press release announcing the acquisition of Atlas. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This report contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting, and any other risk factors that may be identified herein.  Readers are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in the Company’s Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired. The financial statements required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information. The pro forma financial information required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date of this Current Report on Form 8-K is required to be filed.

(c)	Shell Company Transactions. Not applicable

(d)	Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of February 21, 2017 among LSI Industries Inc., James Hewes Bennett, Rector Samuel Hunt III and Atlas Lighting Products, Inc.
4.1	Form of Warrant Agreement issued by LSI Industries Inc.
4.2	Third Amendment to Loan Documents dated February 21, 2017 between LSI and PNC Bank, N.A.
99.1	LSI Industries Inc. Press Release dated February 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

BY:/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
February 21, 2017